Exhibit 99.1

January 13, 2004

Contact:
Pete Hudson
Communications Manager
Phone: 717-735-5651

FOR IMMEDIATE RELEASE

Sterling Financial Corporation reaches agreement
to purchase StoudtAdvisors

LANCASTER, PA – Sterling Financial Corporation (Nasdaq: SLFI) announced today that it has entered into a definitive agreement to purchase StoudtAdvisors, a Lancaster-based employee benefits consulting and brokerage firm. Sterling Financial also announced that StoudtAdvisors will operate as a wholly-owned subsidiary of the company.

Incorporated in 1989, StoudtAdvisors provides benefit products and benefit consulting services to medium and large-sized businesses in the Central Pennsylvania region. StoudtAdvisors consists of three divisions, StoudtAdvisors (employee benefits insurance consulting and brokerage services), CapRisk (a company providing financial protection nationally to employers who self-fund their medical, dental and prescription plans), and the Lancaster Chamber Health Plan (a joint partnership with the Lancaster Chamber of Commerce which includes over 1,200 employer groups in Lancaster County).

The purchase of StoudtAdvisors, according to J. Roger Moyer, Jr., President and Chief Executive Officer of Sterling Financial, was a natural fit with the goals of the organization.

“Offering additional employee benefits and related products falls right in line with our vision of building a comprehensive financial services organization,” said Moyer. “With the service and expertise that StoudtAdvisors brings to the Sterling Financial family, we are enhancing our ability to deliver benefits solutions to our individual and business customers.”

Sterling Financial expects the transaction to be completed early in the second quarter of 2004 and to be accretive in the first full year of operations.

The strength of StoudtAdvisors, along with their reputation within the industry were key factors in Sterling Financial’s decision.

“One of the impressive aspects about StoudtAdvisors is their great core business,” said Moyer. “They have developed an outstanding reputation, a strong track record, and have a successful history of being innovators when it comes to creating and designing benefit plans. Finding a proactive partner was very important to us.”

According to David Stoudt, President of StoudtAdvisors, joining Sterling Financial allows StoudtAdvisors to more effectively deliver what their clients want.

“What excites us about the affiliation with Sterling Financial is that it is going to enable us to better serve our clients in the next chapter of employee benefits,” said Stoudt. “We believe our customers are crying out for a trusted adviser who can handle all of their needs or who can provide the resources to meet their needs. In looking at our clients, we discovered the commercial banking relationship is the key relationship for the businesses we serve.”

Sterling Financial Corporation is planning to extend the reach of StoudtAdvisors beyond the Central Pennsylvania region.

“Right now, StoudtAdvisors is in the center of our market geographically and they maintain a dominant market share position in Lancaster County,” said Moyer. “We believe we can take that platform and expand it to all of our other markets because of our strong relationship with, and commitment to, business owners.”

“The Sterling footprint is much bigger than our own,” said Stoudt. “The growth potential for the services we provide is significant because of the presence and quality reputation that already exists in those markets. We can bring employee benefits solutions to those customers who are already relying on Sterling to provide so many of their other financial solutions.”

Kenneth Stoudt, founder and Chief Executive Officer of StoudtAdvisors, and David Stoudt will play key roles in Sterling Financial’s insurance and employee benefits solutions segment.

“Ken, Dave and their entire team bring a wealth of experience in providing insurance solutions to their clients,” said Moyer. “Both Ken and Dave will be actively involved in the direction and management of StoudtAdvisors as well as in the overall insurance strategy for Sterling Financial.”

M&A Advisory Group, LLC acted as financial adviser to Sterling Financial and Shumaker Williams, P.C. acted as its legal counsel. WFG Capital Advisors, LP acted as financial adviser to StoudtAdvisors, and Barley, Snyder, Senft and Cohen, LLC acted as its legal counsel.

Sterling Financial Corporation is a family of financial services organizations that operates 55 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County and PennSterling Bank. As of September 30, 2003, total assets of Sterling Financial Corporation were over $2.2 billion. In addition to its banking affiliates, Sterling’s affiliates include Town and Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, a specialty commercial finance company, Sterling Financial Settlement Services, Sterling Financial Trust Company and Church Capital Management (a Registered Investment Advisor) with combined assets under management of $1.7 billion, and Bainbridge Securities, a securities broker/dealer.

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.